                                                                    Exhibit 99.2

                                   RENAGEL LLC

                              FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED
                       DECEMBER 31, 1999 AND 1998 AND THE
                     PERIOD JUNE 6, 1997 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1997

                                   RENAGEL LLC

                          INDEX TO FINANCIAL STATEMENTS



                                                                                             PAGE(S)
                                                                                             -------


Report of Independent Accountants                                                               1

Balance Sheets as of December 31, 1999 and 1998                                                 2

Statements of Operations for the years ended December 31, 1999 and 1998 and
the period June 6, 1997 (date of inception) through December 31, 1997                           3

Statements of Changes in Venturers' Capital for the years ended December 31, 1999
and 1998 and the period June 6, 1997 (date of inception) through December 31, 1997              4

Statements of Cash Flows for the years ended December 31, 1999 and 1998 and the
period June 6, 1997 (date of inception) through December 31, 1997                               5

Notes to Audited Financial Statements                                                         6-10

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Steering Committee of

RenaGel LLC:



In our opinion, the accompanying balance sheets and the related statements of operations, of cash flows and of changes in Venturers' capital present fairly, in all material respects, the financial position of RenaGel LLC at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Steering Committee of the Joint Venture; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. The financial statements of RenaGel LLC for the period from June 6, 1997 (date of inception) through December 31, 1997 were audited by other independent accountants whose report dated February 9, 1998 expressed an unqualified opinion on those statements.





                                              /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 22, 2000

                                   RENAGEL LLC
                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998
                                 (IN THOUSANDS)



                                                           1999           1998
                                                           ----           ----
                   ASSETS
Current assets:
  Cash and cash equivalents                             $  7,855       $  1,140
  Trade accounts receivable, net                           2,693          2,213
  Inventory                                               11,751          6,577
  Prepaid expenses and other current assets                  421             --
                                                        --------       --------
Total current assets                                      22,720          9,930

Fixed assets:
    Equipment                                              6,601          6,540
    Accumulated depreciation                              (1,352)          (395)
                                                        --------       --------
    Equipment, net                                         5,249          6,145
    Construction-in-progress                               1,930            600
                                                        --------       --------
Total fixed assets                                         7,179          6,745

Intangible assets, net                                       786            464
                                                        --------       --------

Total assets                                            $ 30,685       $ 17,139
                                                        ========       ========

             LIABILITIES AND VENTURERS' CAPITAL
Current liabilities:
  Accounts payable                                      $  3,649       $  2,855
  Due to Venturers                                         2,806          3,345
  Deferred revenue                                            --          1,947
  Accrued expenses                                         1,638             --
                                                        --------       --------
Total current liabilities                                  8,093          8,147

Commitments and contingencies

Venturers' capital:
  Capital contributions                                   58,182         28,708
  Accumulated deficit                                    (35,590)       (19,716)
                                                        --------       --------
Total Venturers' capital                                  22,592          8,992
                                                        --------       --------
Total liabilities and Venturers' capital                $ 30,685       $ 17,139
                                                        ========       ========


    The accompanying notes are an integral part of the financial statements.

                                   RENAGEL LLC
                            STATEMENTS OF OPERATIONS
               For the years ended December 31, 1999 and 1998 and
             for the period June 6, 1997 (date of inception) through
                                December 31, 1997
                                 (in thousands)





                                               1999          1998         1997
                                               ----          ----         ----

Revenues:
    Net product sales                       $ 19,543      $    266      $    --
    Research and development                   1,557            --           --
                                            --------      --------      -------
Total revenues                                21,100           266

Operating costs and expenses:
    Cost of products sold                      7,362           113           --
    Selling, general and administrative       18,624         6,493           35
    Research and development                  11,154         8,778        4,588
                                            --------      --------      -------
Total operating costs and expenses            37,140        15,384        4,623
                                            --------      --------      -------


Operating loss                               (16,040)      (15,118)      (4,623)

Other income:
    Interest income                              166            22            3
                                            --------      --------      -------

Net loss                                    $(15,874)     $(15,096)     $(4,620)
                                            ========      ========      =======





    The accompanying notes are an integral part of the financial statements.

                                   RENAGEL LLC
                   STATEMENTS OF CHANGES IN VENTURERS' CAPITAL
               For the years ended December 31, 1999 and 1998 and
             for the period June 6, 1997 (date of inception) through
                                December 31, 1997
                                 (in thousands)



                                                                        Total
                               GelTex                 Genzyme         Venturers'
                         PHARMACEUTICALS, INC.      CORPORATION        CAPITAL
                         ---------------------      -----------       ---------

Balance at June 6, 1997           $     --           $    --          $     --

Capital contributions                4,899             4,899             9,798
Net loss                            (2,310)           (2,310)           (4,620)
                                  --------           -------          --------


Balance at December 31, 1997         2,589             2,589             5,178


Capital contributions                8,780            10,130            18,910
Net loss                            (7,548)           (7,548)          (15,096)
                                  --------           -------          --------

Balance at December 31, 1998         3,821             5,171             8,992

Capital contributions               15,412            14,062            29,474
Net loss                            (7,937)           (7,937)          (15,874)
                                  --------           -------          --------

Balance at December 31, 1999      $ 11,296           $11,296          $ 22,592
                                  ========           =======          ========








    The accompanying notes are an integral part of the financial statements.

                                   RENAGEL LLC
                            STATEMENTS OF CASH FLOWS
               For the years ended December 31, 1999 and 1998 and
             for the period June 6, 1997 (date of inception) through
                                December 31, 1997
                                 (in thousands)



                                                                    1999            1998          1997
                                                                    ----            ----          ----
   Operating activities:
Net loss ...................................................      $(15,874)      $(15,096)      $(4,620)
Reconciliation of net loss to net cash used
  in operating activities:
    Depreciation and amortization ..........................         1,135            431            --
    Provision for bad debt .................................           180             --            --
    Provision for sales returns ............................           202             --            --
    Write-off of facility design costs .....................         1,250             --            --

Increase (decrease) in cash from changes in working capital:
    Trade accounts receivable ..............................          (862)        (2,213)           --
    Inventory ..............................................        (5,174)        (6,577)           --
    Prepaid expenses and other current assets ..............          (421)           102          (102)
    Due to Venturers .......................................          (539)         1,546         1,799
    Accounts payable, accrued expenses and
          deferred revenue .................................           485          4,802            --
                                                                  --------       --------       -------

    Net cash used in operating activities ..................       (19,618)       (17,005)       (2,923)

Investing activities:
  Purchases of equipment ...................................        (2,641)        (2,375)       (4,765)
  Purchase of technology license ...........................          (500)          (500)           --
                                                                  --------       --------       -------

    Net cash used in investing activities ..................        (3,141)        (2,875)       (4,765)

Financing activities:
  Capital contributions ....................................        29,474         18,910         9,798
                                                                  --------       --------       -------

    Net cash provided by financing activities ..............        29,474         18,910         9,798
                                                                  --------       --------       -------

Increase (decrease) in cash and equivalents ................         6,715           (970)        2,110
Cash and equivalents at beginning of period ................         1,140          2,110            --
                                                                  --------       --------       -------
Cash and equivalents at end of period ......................      $  7,855       $  1,140       $ 2,110
                                                                  ========       ========       =======



    The accompanying notes are an integral part of the financial statements.

                                   RENAGEL LLC
                          NOTES TO FINANCIAL STATEMENTS


1.     NATURE OF BUSINESS AND ORGANIZATION:

       RenaGel LLC (the "Joint Venture") is a limited liability company organized under the laws of the State of Delaware. The Joint Venture is owned 50% by GelTex Pharmaceuticals, Inc. ("GelTex") and 50% by Genzyme Corporation ("Genzyme"), which are hereafter referred to together as the "Venturers". The Joint Venture was organized in June 1997 to function as a joint venture between the Venturers for the final development and commercialization of Renagel(R) Capsules (sevelamer hydrochloride) ("Renagel(R) Capsules"), and other potential collaboration products. Marketing approval for Renagel(R) Capsules was granted by the U.S. Food and Drug Administration in October 1998, and the Joint Venture began the sale and distribution of Renagel(R) Capsules in November 1998. The Steering Committee of the Joint Venture is comprised of representatives of each Venturer. The Steering Committee serves as the governing body of the Joint Venture and is responsible for determining the overall strategy for the program, coordinating activities of the Venturers as well as performing other such functions as appropriate.



  2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       ACCOUNTING METHOD
       The financial statements have been prepared under the accrual method of accounting in conformity with accounting principles generally accepted in the United States. Certain prior year information has been reclassified to conform with the current year's presentation.

       USE OF ESTIMATES
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

       CASH AND CASH EQUIVALENTS
       Cash and cash equivalents, consisting principally of money market funds and municipal notes purchased with initial maturities of three months or less, are valued at cost plus accrued interest, which approximates market.

       INVENTORY
       Inventory is valued at the lower of cost (first-in, first-out method) or market.




                                    Continued

                                   RENAGEL LLC
                          NOTES TO FINANCIAL STATEMENTS


       FIXED ASSETS
       Equipment is stated at cost and is being depreciated using the straight-line method over an estimated useful life of seven years. Certain costs incurred for products expected to be commercialized are capitalized to construction-in-progress. Capitalization of such costs begins when the product and related process are deemed to have demonstrated technological feasibility and ends when the related assets are substantially complete and ready for their intended use. For the years ended December 31, 1999 and 1998, the Joint Venture had equipment depreciation expense of $957,000 and $395,000, respectively. There was no depreciation expense for the period from June 6, 1997 (date of inception) through December 31, 1997.

       Construction-in-progress at December 31, 1999 and 1998 of $1,930,000 and $350,000, respectively, are comprised of progress payments for the Joint Venture's plant expansion project. As of December 31, 1999, there were no further costs expected to complete this project. The additional production equipment was placed in service in January 2000.

       During the years ended December 31, 1999 and 1998, the Joint Venture incurred $1,000,000 and $250,000, respectively, of design costs related to further expansion of the Joint Venture's manufacturing facilities. At December 31, 1998, $250,000 of these costs were included in construction-in-progress. In December of 1999, the Joint Venture elected not to further expand the existing manufacturing facilities and therefore, the $1,250,000 of capitalized costs were written-off as research and development expense. The decision not to expand the manufacturing facility was due to the Joint Venture selecting Genzyme to manufacture the active ingredient Renagel(R) Capsules.

       INTANGIBLE ASSETS
       Intangible assets consist of licensed technology rights, which are stated at cost and amortized using the straight-line method over an estimated life of seven years.

       As of December 31, 1999 and 1998, accumulated amortization of intangible assets were $214,000 and $36,000, respectively.

       TRANSACTIONS WITH AFFILIATES
       The majority of the Joint Venture's operating expenses are from payments to the Venturers for project expenses incurred, either as internal operating costs or as third-party obligations incurred on behalf of the Joint Venture. At December 31, 1999 and 1998, the Joint Venture owed $2,806,000 and $3,345,000, respectively, to the Venturers for project expenses and other costs, including inventory, fixed assets, incurred by the Venturers on behalf of the Joint Venture.

       RESEARCH AND DEVELOPMENT
       Research and development costs are expensed in the period incurred. These costs are primarily comprised of development efforts performed by the Venturers, on behalf of the Joint Venture, or payments to third parties made by the Venturers, on behalf of the Joint Venture, during the respective periods.

       INCOME TAXES
       The Joint Venture is organized as a pass-through entity; accordingly, the financial statements do not include a provision for income taxes. Taxes, if any, are the liability of Genzyme and GelTex, as Venturers.

                                    Continued

                                   RENAGEL LLC
                          NOTES TO FINANCIAL STATEMENTS


       UNCERTAINTIES
       The Joint Venture is subject to risks common to companies in the biotechnology industry, including (i) the accuracy of the Joint Venture's estimates of size and characteristics of markets addressed or to be addressed by the Joint Venture's products, (ii) market acceptance of the Joint Venture's products, (iii) the Joint Venture's ability to obtain reimbursement of its products from third-party payers, where appropriate,
       (iv) the ability of the Joint Venture to obtain and maintain adequate patent and other proprietary rights protection for its products, (v) the ability of the Joint Venture and its contract manufacturers to produce sufficient quantities of its products at a cost acceptable for development and commercialization activities, (vi) the ability of the Joint Venture to obtain timely regulatory approval for its products and the timing and content of decisions made by regulatory authorities, (vii) the accuracy of the Joint Venture's information concerning resources of competitors and potential competitors and (viii) the results of clinical trials and other development activity.

       REVENUE RECOGNITION
       Product revenue is recognized when goods are shipped and title has passed and is net of third party allowances and rebates, as applicable. During 1998, the Joint Venture made sales to wholesalers which had terms other than the Joint Venture's standard payment and discount terms. For these sales, revenue was recognized when the product was sold by wholesalers to end-users. As of December 31, 1998, $1,947,000 of revenue was deferred related to 1998 shipments of product with extended payment terms which had not been sold by the wholesaler by year-end. There were no sales to wholesalers during 1999 which had terms other than the Joint Venture's standard payment and discount terms, and therefore, no revenue was deferred as of December 31, 1999.

       Research and development revenue relates to development payments received pursuant to collaborative arrangements. Revenue is recognized by the Joint Venture when services are performed and all performance obligations have been met.

3.     ACCOUNTS RECEIVABLE

       The Joint Venture's trade receivables primarily represent amounts due from healthcare product distributors. The Joint Venture performs ongoing credit evaluations of its customers and generally does not require collateral. Accounts receivable are stated at fair value after reflecting the allowance for doubtful accounts of $180,000 and the allowance for sales returns of $202,000 at December 31, 1999. The was no allowance for doubtful accounts or allowance for sales returns at December 31, 1998.



                                    Continued

                                   RENAGEL LLC
                          NOTES TO FINANCIAL STATEMENTS


4.     INVENTORIES

       Inventories as of December 31, 1999 and 1998 were comprised of work in progress of $8,077,000 and $3,988,000, respectively and finished goods of $3,674,000 and $2,589,000, respectively. Approximately $892,000 of finished goods at December 31, 1998 related to product shipped to wholesalers in 1998 for which revenue was deferred as of December 31, 1998. Such product was held at the wholesalers at December 31, 1998. There was no revenue deferred as of December 31, 1999.

5.     ACCRUED EXPENSES

       Accrued expenses at December 31, 1999 consisted of accrued rebates of $981,000 and accrued sales commissions of $651,000.

6.     VENTURERS' CAPITAL

       As of December 31, 1999 and 1998, Venturers' capital is comprised of monthly capital contributions made by the Venturers to fund budgeted costs and expenses of the Joint Venture in accordance with the Collaboration Agreement, net of losses allocated to the Venturers. As of December 31, 1998 there was an unpaid capital contribution of $1,349,000 owed to the Joint Venture by GelTex, which was netted against 1998 Venturers' capital in the accompanying financial statements. This amount was subsequently paid in January 1999. There were no unpaid capital contributions owed to the Joint Venture from either Venturer as of December 31, 1999.

7. FINANCIAL INFORMATION BY GEOGRAPHIC AREA AND SIGNIFICANT CUSTOMERS AND SUPPLIERS

       The Joint Venture operates in the human healthcare industry and manufactures and markets its products in the United States. The Joint Venture's principal manufacturing facilities are located in the United States. The Joint Venture purchases substantially all of its raw material from one supplier and is highly dependent upon the manufacturing capabilities of that supplier.


                                    Continued

                                   RENAGEL LLC
                          NOTES TO FINANCIAL STATEMENTS


8.     COMMITMENTS AND CONTINGENCIES

       GelTex entered into a Contract Manufacturing Agreement with Dow Chemical Company. This agreement requires the Joint Venture to purchase minimum quantities of product. The minimums are based upon the Joint Venture's estimated product requirements and are subject to increase as product sales increase and as the manufacturer increases capacity of the product. Additionally, the Joint Venture and Genzyme have entered into a contract manufacturing agreement dated January 1, 1998, under which Genzyme will manufacture a portion of the Joint Venture's minimum supply requirements of product. This agreement also requires the Joint Venture to purchase minimum quantities of product. These minimums are based upon the Joint Venture's estimated product requirements.

9.     SUBSEQUENT EVENTS

       In February 2000, the European Commission granted marketing approval in Europe for Renagel(R) Capsules. The marketing approval is valid in the fifteen member states of the European Union. Also in February 2000, the Health Protection Branch of the Canadian Government granted marketing approval in Canada for Renagel(R) Capsules. The Joint Venture began marketing Renagel(R) Capsules in Europe and Canada in March 2000.